Coupons.com Incorporated Reports First Quarter 2015 Financial Results

Additional Retailers Live or Signed to Retailer iQ Platform, now covering Grocery, Drug, Dollar and Mass Retailers

MOUNTAIN VIEW, Calif., May 5, 2015 /PRNewswire/ -- Coupons.com Incorporated (NYSE: COUP), a leader in digital coupons, today reported financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Financial Results

  Total revenue was $55.6 million compared to $51.5 million a year ago.
  Total digital coupon transactions during the first quarter were 412.6 million compared to 407.8 million in first quarter 2014.
  Revenue from media and advertising increased 20% versus a year ago.
  Adjusted EBITDA was $4.0 million compared to $3.9 million a year ago.
  GAAP net loss for the first quarter 2015 was $4.0 million, which included $8.9 million in stock-based compensation expense. GAAP net loss in the first quarter of 2014 was $14.0 million, which included $14.6 million in stock-based compensation expense.
  Cash used from operations was $852,000 compared with cash generated in operations of $853,000 in the same period last year. Q1 includes cash payments for annual bonus and sales commissions.

"We continue to bring new retailers on our Retailer iQ platform at a brisk pace," said Steven Boal, President and CEO of Coupons.com Incorporated. "We are on track to launch a retailer banner every three weeks through the end of Q3. We are excited now to have coverage across Grocery, Drug, Dollar and Mass retailers, giving us a broad-based footprint, which is key to our mission of bringing the multi-billion dollar promotions industry into the digital world. CPGs and retailers recognize the tremendous value we bring, helping them reach shoppers with personalized offers and relevant media across all channels. We believe we are quickly becoming the digital standard, creating a foundation that we expect will propel these businesses for decades to come."

Business Highlights

Continued momentum in Coupons.com Retailer iQ™ platform:

  Nine retailer banners are live for digital paperless coupons delivered through Retailer iQ, with four having started marketing campaigns to drive consumer adoption.
  Another nine scheduled to go live by end of Q3 2015 with marketing campaigns to follow.
  Early results continue to be positive in terms of consumer usage, and sales growth for retailers and CPGs.
  Signed retailers for digital paperless coupons delivered through Retailer iQ platform now represent more than $230 billion in grocery & drug sales and include major retailers across Grocery, Drug, Dollar and now Mass channels.
  First set of campaigns of targeted digital paperless offers based on shopper data, showed strong incremental sales for retailers and CPG brands.
  Digital coupon users continue to be a highly attractive grocery shopper segment for CPGs and Retailers, making 25% more trips and spending 40% more annually than the average shopper, according to a recent study by Gfk, commissioned by Coupons.com.

Focus on mobile:

  In the first quarter of 2015, we continued to see more than 70% of Retailer iQ platform usage occur on mobile devices. Additionally, mobile users engage nearly 40% more frequently than desktop users.
  Through Retailer iQ, we now believe we have a leading network to enable CPGs and retailers to deliver digital coupons, primarily through mobile devices at scale.
  Shoppers on the go can also use our recently launched Coupons.com app for the Apple Watch to be notified and take advantage of nearby digital savings at hundreds of top retailers and restaurants.

Growth in media:

  Our media and advertising business grew 20% in the first quarter of 2015 from a year ago.
  CPGs and other advertisers are looking for an integrated approach to their digital promotions and media strategies. The scale and high quality audience of our network continues to be our key differentiator.
  As our network expands through mobile usage and Retailer iQ, we believe there is continued opportunity for growth within our media business.

"We are pleased with our performance in the first quarter, as we continue to expand the network and build the foundation for revenue growth for many years to come," said Mir Aamir, CFO and COO. "As we look to the rest of the year, we expect consumer adoption on Retailer iQ will continue as additional retailers start to market the program throughout the year. We also expect continued operating expense leverage, reflecting growth in Adjusted EBITDA."

Business Outlook

As of today, Coupons.com is providing its outlook for the second quarter and full year 2015.

For the second quarter of 2015, total revenue is expected to be in the range of $54.0 million to $56.0 million. Adjusted EBITDA is expected to be in the range of $2.0 million to $4.0 million.

For the full year of 2015, total revenue is expected to be in the range of $270 million to $280 million. Adjusted EBITDA for the full year of 2015 is expected to be in the range of $35 million to $45 million.

Conference Call Information

Coupons.com President and CEO Steven Boal, and CFO and COO Mir Aamir will host a conference call and live webcast to discuss the Company's financial results and business outlook today at 5:00 p.m. EDT / 2:00 p.m. PDT. Questions that investors would like to see asked during the call should be sent to ir@couponsinc.com.

To access the call, please dial (877) 201-0168, or outside the U.S. (647) 788-4901, with Conference ID# 23060018 at least five minutes prior to the 2:00 p.m. PDT start time. The live webcast will be available at http://investors.couponsinc.com under the Events and Presentations menu. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measures

Coupons.com has presented Adjusted EBITDA, a non-GAAP financial measure, in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve its annual budget, to develop short and long-term operational plans, and to determine bonus payouts. In particular, the Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of its core business. Additionally, Adjusted EBITDA is a key financial measure used by the compensation committee of the board of directors in connection with the determination of compensation for its executive officers. Accordingly, Coupons.com believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating the Company's operating results in the same manner as our management and board of directors. Coupons.com defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense) – net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, and change in fair value of contingent consideration.

Coupons.com's use of Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP. Some of these limitations are:

  Although depreciation and amortization are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditure requirements;
  Adjusted EBITDA does not reflect: (i) changes in, or cash requirements for, working capital needs; (ii) the potentially dilutive impact of stock-based compensation; (iii) tax payments that may represent a reduction in cash available to Coupons.com; (iv) the effects of interest expense, other income (expense) – net, income taxes, depreciation and amortization, stock-based compensation and change in fair value of contingent consideration; and (v) other companies, including companies in its industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. Because of these and other limitations, Adjusted EBITDA should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and the Company's other GAAP financial results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures, see "Reconciliation of Net Loss to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements based largely on Coupons.com's current expectations and projections about future events and financial trends affecting its business. Forward looking statements in this press release include Coupons.com's current expectations with respect to revenues and Adjusted EBITDA for the second quarter of 2015 and for the full year 2015, the Company's expectations for the continued accelerating shift to the Coupons.com Retailer iQ digital platform, Coupons.com's expectations regarding implementing the Coupons.com Retailer iQ platform with other retailer partners, including increased consumer adoption from Retailer iQ in the back half of the year, particularly in Q4, Coupons.com's expectations about launching and having additional Retailer iQ customers go live between now and the end of Q3, Coupons.com's expectations regarding digital coupon and mobile growth, Coupons.com's expectations regarding increased media sale opportunities and network expansion, and increased operating leverage, and Coupons.com's expectations regarding future growth. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available to Coupons.com's management at the date of this press release and its management's good faith belief as of such date with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, Coupons.com's financial performance, including its revenues, margins, costs, expenditures, growth rates and operating expenses, and its ability to generate positive cash flow and become profitable; the amount and timing of digital promotions by CPGs, which are affected by budget cycles, economic conditions and other factors; the Company's ability to adapt to changing market conditions; the Company's ability to retain and expand its business with existing CPGs and retailers; the Company's ability to negotiate fee arrangements with CPGs and retailers; the Company's ability to maintain and expand the use by consumers of digital promotions on its platforms; the Company's ability to attract and retain third-party advertising agencies, performance marketing networks and other intermediaries; the Company's ability to effectively manage its growth; the effects of increased competition in the Company's markets and its ability to compete effectively; the Company's ability to effectively grow and train its sales team; the Company's ability to obtain new CPGs and retailers and to do so efficiently; the Company's ability to maintain, protect and enhance its brand and intellectual property; costs associated with defending intellectual property infringement and other claims; the Company's ability to successfully enter new markets; the Company's ability to develop and launch new services and features; the Company's ability to attract and retain qualified employees and key personnel; the Company's ability to successfully integrate acquired companies into its business and other factors identified in Coupons.com's filings with the Securities and Exchange Commission (the "SEC"), including its annual report on Form 10-K filed with the SEC on March 19, 2015. Additional information will also be set forth in Coupons.com's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that the Company makes with the SEC. Coupons.com disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Coupons.com Incorporated
Coupons.com Incorporated (NYSE: COUP) is a leading digital promotion and media platform that connects brands, retailers and consumers. We distribute digital coupons and media through a variety of products, including: digital printable coupons, digital paperless coupons, coupon codes, and card linked offers. We operate Coupons.com Retailer iQ™, a mobile-first, real-time digital coupon platform that connects directly into a retailer's point-of-sale system and provides targeting and analytics for manufacturers and retailers. We also power digital coupon initiatives in online marketing campaigns, including display and video advertising. Our distribution network includes our flagship site, Coupons.com, approximately 30,000 third-party publishers, as well as our mobile applications, Coupons.com, the Coupons.com App for the Apple Watch, Grocery iQ®, and those of our many partners. Clients include hundreds of consumer packaged goods companies, such as Clorox, Procter & Gamble, General Mills and Kellogg's, as well as top retailers like Albertsons-Safeway, CVS, Dollar General, Kroger, and Walgreens. Founded in 1998, Coupons.com is based in Mountain View, Calif., and is bringing the multi-billion dollar offline promotions industry into the digital world. Investors interested in learning more about the Company can visit http://www.couponsinc.com and follow us on Twitter at @couponsinc.

COUPONS.COM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenues	$ 55,562	$ 51,501
Costs and expenses:
Cost of revenues (1)	21,867	20,519
Sales and marketing (1)	21,084	19,511
Research and development (1)	12,942	16,267
General and administrative (1)	8,491	9,050
Change in fair value of contingent consideration	(354)	—
Total costs and expenses	64,030	65,347
Loss from operations	(8,468)	(13,846)
Interest expense	(80)	(302)
Other income (expense), net	4,739	(138)
Loss before income taxes	(3,809)	(14,286)
Provision for (benefit from) income taxes	192	(244)
Net loss	$ (4,001)	$ (14,042)

Net loss per share attributable to common stockholders, basic and diluted	$ (0.05)	$ (0.41)
Weighted-average number of common shares used in computing net loss per share attributable to common stockholders, basic and diluted	82,166	34,535

(1) The stock-based compensation expense included above was as follows:

	Three Months Ended March 31,
	2015	2014
Cost of revenues	$ 449	$ 1,577
Sales and marketing	2,941	4,117
Research and development	2,784	5,510
General and administrative	2,758	3,388
Total stock-based compensation	$ 8,932	$ 14,592

COUPONS.COM INCORPORATED
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND TRANSACTION DATA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014
Net loss	$ (4,001)	$ (14,042)
Adjustments:
Interest expense	80	302
Other income (expense), net	(4,739)	138
Provision for (benefit from) income taxes	192	(244)
Depreciation and amortization	3,908	3,172
Stock-based compensation	8,932	14,592
Change in fair value of contingent consideration	(354)	-
Total adjustments	$ 8,019	$ 17,960

Adjusted EBITDA	$ 4,018	$ 3,918

Transactions (2)	412,642	407,785

(2) A transaction is the distribution of a digital coupon through Coupons.com's platform that generates revenues.

COUPONS.COM INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$ 202,414	$ 201,075
Accounts receivable, net	47,926	51,061
Prefunded coupons cash deposits	589	740
Deferred tax assets	438	457
Prepaid expenses and other current assets	4,562	2,972
Total current assets	255,929	256,305
Property and equipment, net	23,638	25,399
Intangible assets, net	11,033	11,818
Goodwill	29,249	29,277
Other assets	8,689	9,008
Total assets	$ 328,538	$ 331,807
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 6,393	$ 6,358
Accrued compensation and benefits	7,969	14,861
Other current liabilities	14,845	15,790
Prefunded coupons cash obligations	589	740
Deferred revenues	6,517	6,219
Debt obligation	7,500	7,500
Total current liabilities	43,813	51,468
Other non-current liabilities	74	89
Deferred rent	926	738
Deferred tax liabilities	2,769	2,624
Total liabilities	47,582	54,919

Stockholders' equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	541,204	531,018
Treasury stock, at cost	(63,987)	(61,935)
Accumulated other comprehensive income (loss)	(66)	(1)
Accumulated deficit	(196,196)	(192,195)
Total stockholders' equity	280,956	276,888
Total liabilities and stockholders' equity	$ 328,538	$ 331,807

COUPONS.COM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$ (4,001)	$ (14,042)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,908	3,172
Stock-based compensation	8,932	14,592
Accretion of debt discount	—	56
Amortization of debt issuance costs	19	—
Gain on sale of intangible asset	(4,800)	—
Allowance for doubtful accounts	9	14
Deferred income taxes	164	(244)
Change in fair value of contingent consideration	(354)	—
Changes in operating assets and liabilities:
Accounts receivable	3,101	2,779
Prepaid expenses and other current assets	(1,516)	(1,456)
Accounts payable and other current liabilities	233	2,317
Accrued compensation and benefits	(6,883)	(6,345)
Deferred revenues	333	(145)
Other	3	155
Net cash provided by (used in) operating activities	(852)	853

Cash flows from investing activities:
Purchases of property and equipment	(1,805)	(2,914)
Acquisitions, net of acquired cash	—	859
Proceeds from sale of intangible asset	4,800	—
Net cash provided by (used in) investing activities	2,995	(2,055)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,254	2,922
Repurchases of common stock	(2,052)	—
Proceeds from initial public offering, net of offering costs	—	178,539
Exercise of warrant	—	1,610
Principal payments on capital lease obligations	(15)	(14)
Net cash provided by (used in) financing activities	(813)	183,057
Effect of exchange rates on cash and cash equivalents	9	(2)
Net increase in cash and cash equivalents	1,339	181,853
Cash and cash equivalents at beginning of period	201,075	38,972
Cash and cash equivalents at end of period	$ 202,414	$ 220,825

CONTACT: Tessa Chen, 650-396-8821, TChen@couponsinc.com